UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 8, 2005

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

(a) Effective December 8, 2005, the Board of Directors (the “Board”) of Burlington Northern Santa Fe Corporation (the “Company”) unanimously approved an amendment to and restatement of the Company’s By-Laws. Article III, Section 12 was amended to permit unanimous consents of Board members or Board committee members to be made by electronic transmission as well as in writing. Amendments to Article IV, Section 1 and Article IV, Section 3 were adopted to provide that the Executive Committee and the Compensation and Development Committee shall now consist of three or more members, like the Audit Committee and Directors and Corporate Governance Committee. Previously, those committees were required to be composed of at least four members. Changes to Article IV, Section 7 were adopted so that other committees and subcommittees may now be comprised of one or more members, as allowed under Delaware law. Finally, Article V, Section 10 and Article VI, Sections 1, 2, 4 and 5 were revised to take advantage of recent changes to Delaware law. Delaware law now allows fully uncertificated classes of stock, so that a Delaware corporation is no longer required to provide a stock certificate to any stockholder who requests one. These changes were adopted to allow the Company to utilize uncertificated shares in the future if it determines that it would be advantageous to do so.

The amended and restated By-Laws are attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

3.1	By-Laws of Burlington Northern Santa Fe Corporation, as amended and restated December 8, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date:	December 14, 2005	By:	/s/ James H. Gallegos
James H. Gallegos Vice President and Corporate General Counsel

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description

3.1	By-Laws of Burlington Northern Santa Fe Corporation, as amended and restated December 8, 2005